UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Hasbro, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 27, 2022, Hasbro, Inc. (“Hasbro”) issued the following press release in connection with Hasbro’s 2022 annual meeting of shareholders.

Independent Proxy Advisor Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro’s Director Nominees

Shareholders Urged to Vote FOR ALL of Hasbro’s Highly Qualified Directors on the WHITE Proxy Card

Glass Lewis determines that “the caliber of Hasbro's recent director appointments is unmatched on the Dissident's slate”

PAWTUCKET, R.I.-- Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), a global play and entertainment company, today announced that in its report issued May 27, 2022 independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that Hasbro’s shareholders vote on the WHITE proxy card FOR ALL of Hasbro’s Director Nominees in connection with the Company’s 2022 Annual Shareholders Meeting, to be held on June 8, 2022.

In its report, Glass Lewis argued that Hasbro provided a compelling defense and that Alta Fox failed to make a sufficient case for change:

●	“Alta Fox has failed to make a sufficient case for change, we also believe Alta Fox's nominees lack relevant experience for Hasbro's business model and strategy.”

●
“In light of the new additions to the board and management team, with eight of the top nine Hasbro executives changing recently, including the CEO, we believe the Company has undergone the right amount of change at this time. Thus, rather than pushing for more and, in our view, the wrong change on Alta Fox's slate, we believe shareholders are better off supporting the incumbent board's full slate of directors, which balances institutional knowledge with fresh perspectives and better aligns with Hasbro's business model, strategy and forward trajectory.”

●
“[B]ased on our review and analysis, we believe the Hasbro board and management team have provided a compelling defense of the Company's brand blueprint strategy, the eOne acquisition and its rejection of the Dissident's spin-off proposal, all of which amounts to a convincing rebuke of Alta Fox's central thesis, in our view.”

Glass Lewis also acknowledged the success of Hasbro’s Brand Blueprint strategy, as evidenced by the Company’s long-term total shareholder returns (TSR):

●
“Hasbro's TSR since the introduction of the brand blueprint strategy has been particularly strong on an absolute basis, while also exceeding Mattel's TSR by a wide margin and outperforming the median TSR of our peer group during that period.”

●
“[W]e consider Hasbro's strong long-term TSR since the introduction of the Company's current strategy serves as some form of validation of the business model and strategy, the execution of which has generally benefited investors over longer periods. These findings contradict Alta Fox's assertion that the brand blueprint strategy has failed to deliver for Hasbro's shareholders and that Hasbro has underperformed across nearly every relevant time horizon.”

Glass Lewis further recognized the rationale of the eOne acquisition and why it was correct to reject Alta Fox’s proposal to spin off Wizards of the Coast:

●
“[W]e believe Hasbro's brand blueprint strategy remains valid and we recognize the strategic rationale of the eOne acquisition. Considering the pandemic had the effect of deferring until recently Hasbro's ability to fully integrate and utilize eOne's capabilities as an in-house studio, with the anticipated benefits and synergies of the deal only coming to fruition now, we believe the newly installed management team should be given an opportunity to execute Hasbro's long-held strategy with the support of a board that is aligned with the Company's vision and plan. Afforded a reasonable amount of time to see the strategy through, with the possibility of current industry headwinds abating in the medium term, we'd expect Hasbro to continue its track record of delivering strong shareholder returns over the long term.”

●
“[T]he Company has provided a compelling defense of its strategy and corporate structure, particularly with respect to eOne and the Wizards business, which seems to have been successful because of, not in spite of, the unit being a part of Hasbro and benefitting from the brand blueprint strategy.”

On the candidates, Glass Lewis commented as follows:

●
“After a months-long search, the board appointed two high-caliber directors who, in our view, appear well qualified to oversee and work with Hasbro's new management team and the rest of the board as the Company implements its proven strategy to drive growth and continued long-term returns for shareholders.”

●
“Although the Dissident claims its nominees would bring financial and capital allocation discipline to the Hasbro board, we believe it's important for investors to remember that Alta Fox assembled its slate with the intention of pushing Hasbro to effect a spin-off and a corporate or strategic transformation. This is reflected in the experiences and backgrounds of its nominees, one of whom appears to be a spin-off specialist, and none of whom have industry experience relevant to Hasbro's business. Rather, they have backgrounds in telecom, personal care, enterprise software, insurance and financial services. Even if they had the financial or capital allocation expertise touted by Alta Fox, we question what contributions they could make given their experience does not match Hasbro's business verticals.”

●	“In our view, the caliber of Hasbro's recent director appointments is unmatched on the Dissident's slate.”

Commenting on the Glass Lewis recommendation, Hasbro issued the following statement:

“Hasbro appreciates Glass Lewis’s support of the election of all of Hasbro directors to the Board. As evidenced by this recommendation and the Company’s track record of exceptional growth and strong long-term returns, Hasbro’s directors possess the experience, expertise and qualifications directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories. Hasbro’s highly skilled, diverse and recently refreshed Board is ideally positioned to support Hasbro’s CEO, Chris Cocks, in enacting the go-forward strategy for Hasbro’s long-term success and driving value creation for the benefit of all our shareholders.”

Hasbro’s Board of Directors urges shareholders to vote FOR ALL of Hasbro’s director nominees on the WHITE proxy card and to disregard any materials, including any gold proxy card, that may be sent by Alta Fox.

Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitors, Innisfree M&A Incorporated, toll-free at 1 (877) 825-8971, or Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

For information about the 2022 Annual Meeting, please visit: www.HasbroGamePlan.com.

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 annual meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 annual meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 annual meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 annual meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

HAS-IR
HAS-C

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

On May 27, 2022, Hasbro updated its website www.HasbroGamePlan.com, which contains information relating to Hasbro’s 2022 annual meeting of shareholders. A copy of the updated website content (other than that filed herein under cover of Schedule 14A) can be found below.

Hasbro Home Our Board & Leadership Shareholder Resources How To Vote Vote for Hasbro's Board of Directors Hasbro's highly skilled Board, with expertise and experience directly relevant to overseeing Hasbro's world class portfolio of assets across multiple play and entertainment categories, is maximizing value for all shareholders.

Alta Fox is attempting to install three dissident director nominees who lack any relevant industry expertise to push an agenda to spin off the Wizards of the Coast business ("Wizards"). We believe this proxy fight is ill-timed, Alta Fox's agenda will not create value for shareholders and its nominees offer no beneficial experience to Hasbro's Board or the Company. Alta Fox's campaign, which began just days after the passing of our long-time CEO Brian Goldner, is a distraction at a time when our new CEO should be given a chance to focus solely on our business for the benefit of all our stakeholders. The proposal to spin off Wizards would not create value and illustrated clear misunderstandings of our significant investment (over S1 billion in the last five years), support from the Board in growing the Wizards business (150% growth in MAGIC: THE GATHERING alone in the last five years), benefits Wizards receives from being part of Hasbro and the ability of our Brand Blueprint strategy to drive the future performance of Wizards and the entirety of Hasbro's business. Chris Cocks's specific combination of expertise in both the Wizards business and the next generation of gaming makes him ideally positioned to develop, in conjunction with the Board, the strategy for the future of Hasbro. The Board fully supports Chris and believes that, given the opportunity to execute with such support, his forward-looking, consumer-focused strategy and gameplan will help create and drive long-term shareholder value in the best interests of ALL shareholders. Vote the WHITE proxy card to support the Hasbro Board of Directors at the Company's annual meeting of shareholders on June 8, 2022. Total shareholder return since Hasbro instituted the Brand Blueprint strategy 279%1 Board members with digital gaming, media or consumer products expertise 12 of 13 Amount invested in growing Wizards of the Coast over the last .5 years, driving 150% growth in MAGIC: THE GATHERING alone >$1 billion  1 vs. 245% returned by the S&P 500 Consumer Durables index; 5/22/2008 through 4/22/2022

A Word from Hasbro's Board and CEO Richard S. Stoddart Chair of the Board "I know I can speak for our full Board when I say we are thrilled to work closely with Chris to continue our terrific momentum and maximize value for our shareholders. He is absolutely the right choice to lead Hasbro at this time. The skills and experiences of our current Board perfectly complement Chris's passion for gaming, the consumer, multi-generational play and an exceptional ability to drive growth. It's truly a winning team." Meet the Hasbro Board Chris Cocks Chief Executive Officer "The Board has been a great partner for me as President of Wizards of the Coast. They constantly push me to think bigger and have a growth mindset. They have really challenged me and the entire team to generate the highest and biggest POI impact for our fans and for our shareholders. As CEO I've had nothing but a great experience with them in my first hundred days since being announced. They've been very supportive of the new strategy shift that we're trying to drive and the big strategy review that we have under way with the senior management team." Read Our Letters to Shareholders

The Board of Directors operates with the best interests of ALL shareholders in mind as evidenced by the thorough succession planning process that identified Chris Cocks as Hasbro's new CEO. Hasbro's Board and management team regularly engage with our shareholders to hear their viewpoints regarding our Board of Directors and broader corporate strategy. We are very disappointed that Alta Fox continues to be more interested in chasing headlines and making a name for its founder and fund than engaging constructively. It has used a cherry-picked narrative that is not representative of the actions our Board has taken to try to constructively and quickly resolve this matter in the best interests of all shareholders. Our Board has independently and carefully considered the appropriateness of a spin-off of Wizards and found that a spin-off of Wizards would not create value for all shareholders. In our view it would limit growth and result in meaningful missed strategic and financial opportunities for both Wizards and the Hasbro business overall, in contrast to Alta Fox's thesis. We encourage shareholders to support Chris in executing in his new role, employing the Wizards gameplan at Hasbro and enacting his vision, along with the full support of our highly skilled, diverse, proven and recently refreshed Board.

Latest News & Resources 05.27.22 Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro's Director Nominees Press Release 05.24.22 May 24th Letter to Shareholders Press Release 05.18.22 May 18th Letter to Shareholders Press Release 05.16.22 Hasbro Investor Presentation Presentation 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting Press Release 05.09.22 May 9th Letter to Shareholders Press Release 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro's Board of Directors Press Release View all shareholder resources Contact us Get in touch © 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Hasbro Home Our Board & Leadership Shareholder Resources How To Vote Important Information Regarding the Annual Meeting Access the latest regulatory filings, press releases, shareholder letters and presentations Presentations 05.16.22 Hasbro Investor Presentation PDF 9.4MB

Press Releases 05.27.22 Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro's Director Nominees PDF 225KB 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting PDF 199KB 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro's Board of Directors PDF 47IKB 02.16.22 Hasbro Confirms Receipt of Director Nominations From Alta Fox PDF 33KB 01.05.22 Hasbro Names Chris Cocks as Chief Executive Officer PDF 32KB

Shareholder Letters 05.24.22 May 24th Letter to Shareholders PDF 292KB 05.18.22 May 18th Letter to Shareholders PDF 490KB 05.09.22 May 9th Letter to Shareholders PDF 471KB 04.25.22 Letter to Shareholders PDF 80KB 04.04.22 Chris Cocks Letter to Shareholders PDF 142KB 04.04.22 Rich Stoddart Letter to Shareholders PDF 121KB

SEC Filings 04.25.22 Hasbro Files Definitive Proxy Statement and Issues Letter to Shareholders Press Release 04.04.22 Appointment of Blake Jorgensen and Elizabeth Hamren to Hasbro's Board of Directors Press Release Contact us Get in touch © 2022 Hasbro, Inc. All Rights Reserved. Privacy policy Calif. Privacy Rights & Notices Terms of Use

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.